Exhibit 99.1

PositiveID Announces Reverse Stock Split

Company to trade as PSIDD for 20 trading days

DELRAY BEACH, FL, May 23, 2017 – PositiveID Corporation (“PositiveID” or “Company”) (OTC: PSIDD), a life sciences company focused on detection and diagnostics, announced today the Company will effect a reverse split of its common stock at a ratio of 1:3,000, commencing at the open of trading today, May 23, 2017.

The Company’s ticker symbol will be PSIDD for 20 trading days to designate that it is trading on a post-reverse split basis. PositiveID’s post-split common stock will trade under the new CUSIP Number 73740J506. As a result of the reverse stock split, each 3,000 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the respective holders holding shares in a brokerage account, and the number of outstanding common shares will be reduced from approximately 11.5 billion shares to approximately 3.9 million shares. The reverse stock split will also apply to common stock issuable upon the conversion of outstanding notes payable and convertible preferred stock, and upon the exercise of outstanding warrants and stock options.

The Company’s transfer agent, VStock Transfer, LLC, will provide instructions to stockholders holding shares in certificate form regarding the process for exchanging shares. No fractional shares will be issued as a result of the reverse stock split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment which will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled; by (b) the per share closing sales price of the Company’s common stock on the effective date of the reverse stock split.

“Over the last year and a half, PositiveID has evolved into a revenue-generating, multi-pronged business with significant potential for growth,” said William J. Caragol, Chairman and CEO of PositiveID. “While we have faced many challenges along the way and still have work to do, we believe this change to our capitalization is an important and necessary step as we push forward to get the right strategic partners and financing in place.”

About PositiveID Corporation

PositiveID Corporation is a life sciences tools and diagnostics company with an extensive patent portfolio. PositiveID develops biological detection and diagnostics systems, specializing in the development of microfluidic systems for the automated preparation of and performance of biological assays. PositiveID is also a leader in the specialty vehicle market, with a focus on mobile labs. For more information on PositiveID, please visit http://www.psidcorp.com, or connect with PositiveID on Twitter, Facebook or LinkedIn.

Statements about PositiveID’s future expectations, including the likelihood that the Company believes this change to its capitalization is an important and necessary step as it pushes forward to get the right strategic partners and financing in place; constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID’s actual results could differ materially from expected results. These risks and uncertainties include, without limitation, the Company’s ability to target the specialty vehicle market; the Company’s ability to attract new customers and retain existing customers; the Company’s ability to target the professional healthcare market; the Company’s ability to raise capital; the Company’s ability complete the testing and development of Firefly Dx; as well as other risks. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 31, 2017, and 10-Qs filed on May 15, 2017, November 18, 2016, and August 12, 2016, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:

PositiveID Corporation

Allison Tomek

(561) 805-8044

atomek@positiveidcorp.com

Paul Knopick

E & E Communications

940.262.3584

pknopick@eandecommunications.com